EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement of Hyde Athletic Industries, Inc. (the "Company") on Form S-8 of our report dated March 14, 1997 on our audits of the consolidated financial statements and financial statement schedules of the Company as of January 3, 1997 and January 5, 1996 and for the years ended January 3, 1997, January 5, 1996 and December 30, 1994 which report is included in the Annual Report on Form 10-K of Hyde Athletic Industries, Inc. for the year ended January 3, 1997.

                                    Sincerely,



                                    /s/ Coopers & Lybrand L.L.P.
                                    ------------------------------------------
                                    Coopers & Lybrand L.L.P.



Boston, Massachusetts
August 13, 1997